     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 1998
                                                Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                                SONOSIGHT, INC.
            (Exact name of Registrant as specified in its charter)

          WASHINGTON                                          91-1405022
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)


                              NORTH CREEK PARKWAY
                                 P.O. BOX 3020
                            BOTHELL, WA 98041-3020
         (Address of principal executive offices, including zip code)

              1998 OPTION, RESTRICTED STOCK, STOCK GRANT, STOCK
                 APPRECIATION RIGHT AND PERFORMANCE UNIT PLAN

               NONEMPLOYEE DIRECTOR  STOCK AND STOCK OPTION PLAN

                                ADJUSTMENT PLAN

                            (Full title of the plan)


                             W. BRINTON YORKS, JR.
                                   COUNSEL TO
                                SONOSIGHT, INC.
                         22100 BOTHELL-EVERETT HIGHWAY
                                 P.O. BOX 3003
                             BOTHELL, WA 98041-3003
                                 (425) 487-7000

(Name, address and telephone number, including area code, of agent for service)

                              __________________

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
     TITLE OF SECURITIES        NUMBER TO BE         PROPOSED MAXIMUM             PROPOSED MAXIMUM           AMOUNT OF
      TO BE REGISTERED           REGISTERED     OFFERING PRICE PER SHARE(1)  AGGREGATE OFFERING PRICE(1)  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value         1,475,000(2)              $3.78                      $5,575,500              $1,644.77
$.01 per Share
==========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f). The price per share is estimated to be the book value established for the Common Stock to be offered as of December 31, 1997, the latest date to the filing of this Registration Statement.

(2) Of this number, 1,000,000 are being registered for issuance pursuant to the 1998 Option, Restricted Stock, Stock Grant, Stock Appreciation Right And Performance Unit Plan, 125,000 are being registered for issuance pursuant to the Nonemployee Director Stock and Stock Option Plan, and 350,000 are being registered for issuance pursuant to the Adjustment Plan. In addition to this number of shares, an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Registrant's registration Statement on Form 10 (Registration No. 0-23791) filed with the Commission on February 13, 1998 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description (the "Form 10");

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the Form 10 referred to in (a) above;

          (c) The description of the Registrant's Common Stock contained in Form 10 referred to in (a) above; and

          (d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.        Not Applicable

ITEM 5.        Not Applicable

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation provide that the Registrant may indemnify and hold harmless to the fullest extent permitted by the Washington Business Corporation Act (the "WBCA") or other applicable law each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, derivative, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of the Registrant as a director, officer, employee, agent, trustee, or in any other capacity of another Registrant or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. The WBCA includes a provision (Section 23B.08.320 of the Revised Code of Washington) that permits a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for his or her acts or omissions as a director, except in certain circumstances involving intentional misconduct, self dealing or illegal corporate loans or distributions, or any transaction from
which the director personally benefits.   Such indemnification may continue as
to a person who has ceased to be a director, officer, employee or agent of the Registrant and shall inure to the benefit of his or her heirs and personal representatives.

     The Registrant may pay the expenses of a director, officer, employee or agent of the Registrant incurred in defending any such proceeding in advance of the final disposition of any such proceeding; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director, officer, employee or agent only upon delivery to the Registrant of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under the Registrant's Articles of Incorporation or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

     No indemnification shall be provided under the Registrant's Articles of Incorporation to any such person if the Registrant is prohibited by the provisions of the WBCA or other applicable law as then in effect from paying such indemnification. The WBCA (Sections 23B.08.500 through 23B.08.600 of the Revised Code of Washington) authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the WBCA.

     In addition, the Registrant maintains an insurance policy insuring its directors and officers for certain acts or omissions while acting in their official capacities.

ITEM 7.   Not Applicable

ITEM 8.  EXHIBITS

     Exhibit
     Number                                         Description
     -------                                        -----------
       5.1         Opinion of Bogle & Gates P.L.L.C.
      10.1         1998 Option, Restricted Stock,  Stock Grant, Stock Appreciation Right And
                   Performance Unit Plan
      10.2         Nonemployee Director  Stock and Stock Option Plan
      10.3         Adjustment Plan
      23.1         Consent of KPMG Peat Marwick LLP
      23.2         Consent of Bogle & Gates P.L.L.C. (included in opinion filed as Exhibit 5.1)
      24.1         Power of Attorney (see signature page)

ITEM 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the registration statement is on Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on this 2nd day of April, 1998.

                                            SONOSIGHT, INC.

                                            By /s/ Kevin M. Goodwin
                                               ---------------------------
                                               Kevin M. Goodwin, President
                                               and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Kevin M. Goodwin and W. Brinton Yorks, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to the Registration Statements, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated on April 2, 1998.


         SIGNATURE                               TITLE
         ---------                               -----

/s/ Kevin M. Goodwin           President and Chief Executive Officer
----------------------------
Kevin M. Goodwin

/s/ Mark Manum                 Senior Manager, Finance (Principal Financial
----------------------------   and Accounting Officer
Mark Manum

/s/ Dennis C. Fill             Director
----------------------------
Dennis C. Fill

/s/ Jacques Souquet            Director
----------------------------
Jacques Souquet

/s/ W. Brinton Yorks, Jr.      Director
----------------------------
W. Brinton Yorks, Jr.

                               INDEX TO EXHIBITS

     Exhibit                                                                                      Sequentially
     Number                                  Description                                          Numbered Page
     -------                                 -----------                                          -------------
       5.1     Opinion of Bogle & Gates P.L.L.C.
      10.1     1998 Option, Restricted Stock,  Stock Grant, Stock Appreciation Right And         Incorporated by
               Performance Unit Plan                                                          reference to Exhibit
                                                                                                10. 8 to Form 10

      10.2     Nonemployee Director  Stock and Stock Option Plan                                 Incorporated by
                                                                                              reference to Exhibit
                                                                                                10. 9 to Form 10

      10.3     Adjustment Plan                                                                   Incorporated by
                                                                                              reference to Exhibit
                                                                                                 10.6 to Form 10
      23.1     Consent of KPMG Peat Marwick LLP
      23.2     Consent of Bogle & Gates P.L.L.C.(included in opinion filed as Exhibit 5.1)
      24.1     Power of Attorney (see signature page)